SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2007

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101
	3333 Street Road, Bensalem, PA	19020
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

While Orleans Homebuilders, Inc. (the “Company”) is searching for a new principal accounting officer, Garry P. Herdler, the Company’s Executive Vice President and Chief Financial Officer, will serve as the acting principal accounting officer for the Company.

Mr. Herdler joined the Company as Executive Vice President and Chief Financial Officer on February 28, 2007.  Mr. Herdler has a broad corporate finance background in investment banking, accounting, and tax.  He most recently served as an Executive Director with CIBC World Markets Corp. in New York in both equity capital markets and investment banking.  Previously he was with Deutsche Bank Securities, Inc. and its predecessors, Bankers Trust/BT Alex Brown, as a Director, Leveraged Finance in New York responsible for the origination, structuring and execution of leveraged finance engagements (high-yield and leveraged loans) for both corporate and leveraged buyout transactions.  Mr. Herdler also spent six and a half years with KPMG Peat Marwick Thorne.  Mr. Herdler earned a Bachelor of Commerce from the University of British Columbia, and is a Canadian Chartered Accountant.  The existing agreement between Mr. Herdler and the Company regarding his employment, including compensation and term, was not amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: June 18, 2007	By:	MICHAEL T. VESEY
Michael T. Vesey
President